     As Filed With the Securities and Exchange Commission on August 1, 1997
                                           Registration No. ___________________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SMARTFLEX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   33-0581151

                      (I.R.S. Employer Identification No.)

      14312 FRANKLIN AVENUE, P.O. BOX 2085, TUSTIN, CALIFORNIA 92781-2085
                    (Address of Principal Executive Offices)


                           1995 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                                William L. Healey
                 Chairman, President and Chief Executive Officer
                             Smartflex Systems, Inc.
                              14312 Franklin Avenue
                                 P.O. Box 2085
                         Tustin, California 92781-2085
                     (Name and address of agent for service)

                                 (714) 838-8737
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Nick E. Yocca, Esq.
          Stradling, Yocca, Carlson & Rauth, A Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                             CALCULATION OF REGISTRATION FEE
===============================================================================================
                                                              Proposed
                                      Proposed Maximum         Maximum
 Title of Securities   Amount To Be       Offering       Aggregate Offering      Amount of
   To Be Registered     Registered    Price Per Share           Price        Registration Fee
===============================================================================================
   Common Stock,         350,000         $11.5625           $4,046,875          $1,226.33
   $.0025 par value      shares(1)          (2)                  (2)
===============================================================================================

(1) Includes such additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1995 Equity Incentive Plan (the "Plan"); estimated pursuant to an "evergreen" provision of the Plan as a result of which the number of shares of Common Stock available for grant or award under the Plan increases each January 1 in an amount equal to 1% of the Registrant's Common Stock then outstanding; an aggregate of 600,000 shares issuable under the Plan were previously registered on Form S-8 (Registration No. 33-95434).

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on July 29, 1997, which was $11.5625 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


            This registration statement relates to the Smartflex Systems, Inc. 1995 Equity Incentive Plan (the "Plan"). The Plan has an "evergreen" provision pursuant to which the number of shares of Common Stock available for grant or award under the Plan increases each January 1, commencing January 1, 1997 in an amount equal to 1% of the Registrant's Common Stock then outstanding. Initially, an aggregate of 600,000 shares of Common Stock were available for grant or award under the Plan, and such 600,000 shares were registered on this form on August 4, 1995 (Registration No. 33-95434). This registration statement covers estimated additional shares of Common Stock issuable under the Plan.

Item 3.  Incorporation of Documents by Reference.

            The following documents are incorporated herein by reference:

            (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-95434).


Item 8.  Exhibits.

            The following exhibits are filed as part of this Registration
            Statement:

            Number                       Description
            ------                       -----------
             5.1         Opinion of Stradling, Yocca, Carlson & Rauth, a
                         Professional Corporation, Counsel to the Registrant.

             23.1        Consent of Stradling, Yocca, Carlson & Rauth, a
                         Professional Corporation (included in the Opinion filed as Exhibit 5.1).

             23.2        Consent of Ernst & Young LLP, independent auditors.

             24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 30th day of July, 1997.


                                 SMARTFLEX SYSTEMS, INC.



                                 By:      /s/ William L. Healey
                                          ---------------------------
                                          William L. Healey
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

            We, the undersigned officers and directors of Smartflex Systems, Inc., do hereby constitute and appoint William L. Healey, Alfred B. Castleman and John W. Hohener, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature              Title                                Date
       ---------              -----                                ----
/s/ William L. Healey    Chairman of the Board, Chief            July 30, 1997
---------------------    Executive officer, President and
William L. Healey        Director (principal executive officer)




/s/ Alfred B Castleman   Chief Financial Officer (principal      July 30, 1997
---------------------    financial and accounting officer)
Alfred B. Castleman



/s/ William E. Bendush   Director                                July 30, 1997
----------------------
William E. Bendush

/s/ Alan V. King         Director                                July 30, 1997
----------------------
Alan V. King



/s/ William A. Klein     Director                                July 30, 1997
----------------------
William A. Klein



/s/ Gary E. Liebl        Director                                July 30, 1997
----------------------
Gary E. Liebl

                                  EXHIBIT INDEX

            Exhibit                                             Sequential
            Number                Description                   Page Number
            -------               -----------                   -----------
             5.1         Opinion of Stradling, Yocca, Carlson &       -
                         Rauth, a Professional Corporation,
                         Counsel to the Registrant.

             23.1        Consent of Stradling, Yocca, Carlson &       -
                         Rauth, a Professional Corporation
                         (included in the Opinion filed as
                         Exhibit 5.1).

             23.2        Consent of Ernst & Young LLP,                -
                         independent auditors.

             24.1        Power of Attorney (included on signature     -
                         page to the Registration Statement at
                         page S-1).